                                                                   EXHIBIT 25.1

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                           ------------------------

                                   FORM T-1

                      STATEMENT OF ELIGIBILITY UNDER THE
                       TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE


   Check if an application to determine eligibility of a Trustee pursuant to
                               Section 305(b)(2)


                           ------------------------


                                CITIBANK, N.A.
              (Exact name of trustee as specified in its charter)


  399 Park Avenue, New York, New York                     13-5266470
(Address of principal executive offices)    (I.R.S. employer identification no.)

                                                             10043
                                                          (Zip Code)

                           ------------------------

                            First Bank System, Inc.
              (Exact name of obligor as specified in its charter)


          Delaware                                        41-0255900
State or other jurisdiction of              (I.R.S. employer identification no.)
incorporation or organization)

     601 Second Avenue South
         Minneapolis, MN                                     55402
(Address of principal executive offices)                  (Zip Code)


                               The "Securities"
                      (Title of the indenture securities)

1.  General Information.

    Furnish the following information as to the trustee:

    (a) Name and address of each examining or supervising authority to which it is subject.

        Name                                       Address
        ----                                       -------

        Comptroller of the Currency                Washington, D.C.
        Federal Reserve Bank of New York           New York, N.Y.
        Federal Deposit Insurance Corporation      Washington, D.C.

    (b) Whether it is authorized to exercise corporate trust powers.

        Yes.

2.  Affiliations with Obligor.

    If the obligor is an affiliate of the Trustee, describe each such affiliation.

    None.

16. List of Exhibits

      Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983).

      Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

      Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519).

      Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988).

      Exhibit 5 -  Not applicable.

      Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227) .

      Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of December 31, 1995-attached).

      Exhibit 8 -  Not applicable.

      Exhibit 9 -  Not applicable.

                                   SIGNATURE


     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 1st day of March, 1996.


                                       CITIBANK, N.A.



                                       By  /s/Florence Mills
                                          --------------------
                                              Florence Mills
                                          Senior Trust Officer

                               Charter No. 1461
                          Comptroller of the Currency
                             Northeastern District
                              REPORT OF CONDITION
                                 CONSOLIDATING
                             DOMESTIC AND FOREIGN
                                SUBSIDIARIES OF
                                Citibank, N.A.

of New York in the State of New York, at the close of business on December 31, 1995, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter Number 1461 Comptroller of the Currency Northeastern District.


                    ASSETS
                                         Thousands
                                         of dollars
Cash and balances due from de-
 pository institutions:
  Noninterest-bearing balances
   and currency and coin...............$  7,451,000
  Interest-bearing balances............   9,256,000
  Held-to-maturity securities..........           0
  Available-for-sale securities........  15,587,000
Federal funds sold and securities
 purchased under agreements to
 resell in domestic offices of the
 bank and of its Edge and Agree-
 ment subsidiaries, and in IBFs:
 Federal funds sold....................   3,981,000
 Securities purchased under
 agreements to resell..................     423,000
Loans and lease financing receiv-
 ables:
  Loans and Leases, net of un-
   earned income.....$145,221,000
  LESS: Allowance for loan
   and lease losses..   4,403,000
                     ------------
  Loans and leases, net of un-
   earned income, allowance,
    and reserve........................ 140,818,000
Trading assets.........................  28,407,000
Premises and fixed assets (includ-
 ing capitalized leases)...............   3,454,000
Other real estate owned................     849,000
Investments in unconsolidated
 subsidiaries and associated com-
 panies................................   1,181,000
Customers' liability to this bank
 on acceptances outstanding............   1,542,000
Intangible assets......................      14,000
Other assets...........................   7,147,000
                                       ------------
TOTAL ASSETS...........................$220,110,000
                                       ============
                 LIABILITIES
Deposits:
 In domestic offices...................$ 35,377,000


  Noninterest-
   bearing.............$ 13,214,000
  Interest-
   bearing.............  22,163,000
                       ------------
 In foreign offices, Edge and
  Agreement subsidiaries, and
  IBFs................................  121,599,000
   Noninterest-
    bearing...............8,014,000
   Interest-
    bearing.............113,585,000
                        -----------
 Federal funds purchased and se-
  curities sold under agreements
  to repurchase in domestic offices
  of the bank and of its Edge and
  Agreement subsidiaries, and in
  IBFs:
   Federal funds purchased............    1,852,000
   Securities sold under agree-
   ments to repurchase................      556,000
Trading liabilities...................   17,544,000
Other borrowed money:
  With original maturity of one
  year or less........................    7,740,000
  With original maturity of more
  than one year.......................    5,788,000
Mortgage indebtedness and obli-
 gations under capitalized leases.....       95,000
Bank's liability on acceptances
 executed and outstanding.............    1,559,000
Subordinated notes and
 debentures...........................    4,700,000
Other liabilities.....................    8,483,000
                                       ------------
TOTAL LIABILITIES..................... $205,293,000
                                       ------------
                        EQUITY CAPITAL
Common stock.......................... $    751,000
Surplus...............................    6,744,000
Undivided profits and capital re-
 serves...............................    7,816,000
Net unrealized holding gains (losses)
 on available-for-sale securities.....       62,000
Cumulative foreign currency
 translation adjustments..............     (556,000)
                                       ------------
TOTAL EQUITY CAPITAL.................. $ 14,817,000
                                       ------------
TOTAL LIABILITIES, LIMITED-
 LIFE PREFERRED STOCK, AND
 EQUITY CAPITAL....................... $220,110,000
                                       ============

I, Roger W. Trupin, Controller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                    ROGER W. TRUPIN

We, the undersigned directors, attest to the correctness of this Report of Condition.
We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.
PEI-YUAN CHIA
WILLIAM R.RHODES
PAUL J. COLLINS
DIRECTORS

We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.
PEI-YUAN CHIA
WILLIAM R. RHODES
PAUL J. COLLINS
DIRECTORS